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                                                                   Exhibit 99.3


                                 AEARO COMPANY I

                 Offer To Exchange 8 1/4% Senior Notes Due 2012
           Which Have Been Registered Under The Securities Act of 1933
                           For Any And All Outstanding
                          8 1/4% Senior Notes Due 2012

To Our Clients:

         Enclosed for your consideration is a prospectus, dated     , 2004 (the
"Prospectus"), and a form of letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Aearo Company I (the "Issuer") to exchange its 8 1/4% Senior Subordinated Notes due 2012 which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for any and all of its outstanding 8 1/4% Senior Subordinated Notes due 2012 (the "Old Notes"), of which $175 million principal amount were originally issued on April 7, 2004, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

         This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on        , 2004, unless extended by the Issuer (such date,
as may be extended by the Issuer, is referred to herein as the "Expiration Date"). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Issuer that:

         (i)      The holder is not an "affiliate" of the Issuer,

         (ii) Any Exchange Notes to be received by it are being acquired in the ordinary course of business, and

         (iii) The holder has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in a distribution (within the meaning of the Securities Act of 1933) of such Exchange Notes.

         Your attention is directed to the following:

         1.       The Exchange Offer is for any and all Old Notes.

         2. The Exchange Offer is subject to certain conditions described in the Prospectus under the heading "The Exchange Offer--Conditions to the Exchange Offer."

         3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

         4.       The Exchange Offer expires at 5:00 p.m., New York City time,
                  on       , 2004, unless extended by the Issuer.


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         If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.



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                        INSTRUCTIONS TO REGISTERED HOLDER
                       OR DTC PARTICIPANT FROM BENEFICIAL
                    OWNER WITH RESPECT TO THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the Prospectus and the accompanying form of Letter of Transmittal, relating to the Exchange Offer made by Aearo Company I with respect to its Old Notes.

         This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

________________________________________________________________________________

The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

                     $_______________________________ of the Old Notes


With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         |_| To TENDER the following Old Notes held by you for the account of the undersigned (insert the aggregate principal amount of Old Notes to be tendered, in integral multiples of $1,000):


                     $_______________________________ of the Old Notes


         |_| NOT to tender any Old Notes held by you for the account of the undersigned


         If the undersigned instructs you to tender any of the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

                                    SIGN HERE

         Dated: ______________, 2004

         Name of beneficial owner(s): _________________________________________

         Signature(s):_________________________________________________________

         Name(s) (please print):_______________________________________________

         Address: _____________________________________________________________

         Area Code and Telephone Number(s): ___________________________________

         Tax Identification or Social Security Number(s):______________________

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None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account.